EXHIBIT 23.1



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1998, which appears on page 23 of the 1997 Annual Report on Form 10-K of Sequent Computer Systems, Inc., for the year ended January 3, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of such Annual Report on Form 10-K


PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP


Portland, Oregon
May 21, 1998